UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2019

Semtech Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SMTC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements with Certain Officers.

Amendment and Restatement of Employment Offer Letter with Mr. Maheswaran

On November 20, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Semtech Corporation (the “Company”) approved an amended and restated version of the Company’s existing employment offer letter with Mohan Maheswaran, the Company’s President and Chief Executive Officer (the “Offer Letter”).

As amended, the Offer Letter provides for a five-year term commencing November 20, 2019, which will automatically be extended for additional one-year periods thereafter unless either party gives written notice at least 90 days in advance that the term will not be extended. Under the Offer Letter, Mr. Maheswaran will continue to serve as the Company’s Chief Executive Officer and President, will be nominated for re-election to the Board in connection with any expiration of his term in office as a member of the Board (unless such nomination is prohibited by law or an applicable listing standard), will receive an annual base salary of $620,000 (subject to annual review by the Compensation Committee, but the Compensation Committee may not decrease such annual base salary rate), will receive Company equity awards in the discretion of the Compensation Committee, and will participate in the Company’s Chief Executive Officer Bonus Plan with an annual target bonus of not less than 125% of his base salary. Mr. Maheswaran is also entitled to participate in the Company’s benefit plans made generally available to the Company’s salaried employees and to participate in the Semtech Executive Compensation Plan (the Company’s nonqualified deferred compensation plan), with the Company matching the first 10% of his contributions to that plan.

In the event Mr. Maheswaran’s employment with the Company is terminated during the term of the Offer Letter by the Company for reasons other than his death, Disability or Cause (as defined in the Offer Letter), or by Mr. Maheswaran for Good Reason (as defined in the Offer Letter), Mr. Maheswaran will be entitled to receive the following severance benefits:

•	a severance benefit equal to 12 months of his base salary;

•	continued welfare plan (medical, dental, life and long-term disability insurance) coverage for up to 12 months (or payment of an after-tax equivalent amount in cash if it is not possible to maintain such coverage); and

•	unless otherwise provided in the applicable award agreement, accelerated vesting of any outstanding and unvested Company equity awards subject to only time-based vesting conditions (including any such award that was originally subject to performance-vesting conditions but as to which the applicable performance period has ended and any such award that is subject only to time-based vesting conditions following a Change in Control (as defined in the Offer Letter)), in each case to the extent such award is scheduled to vest within 12 months following Mr. Maheswaran’s termination date.

In the event Mr. Maheswaran’s employment by the Company is terminated under the circumstances described above and such termination of employment occurs during a Change in Control Window (as defined below), Mr. Maheswaran will be entitled to receive the following severance benefits (instead of the benefits described above):

•	a severance benefit equal to (i) two times the sum of Mr. Maheswaran’s annual base salary rate plus his target bonus amount (each as in effect on the date of his termination of employment), and (ii) a pro-rata target bonus (based on the portion of the year Mr. Maheswaran was employed by the Company) for the fiscal year in which his employment with the Company terminates;

•	continued welfare plan (medical, dental, life and long-term disability insurance) coverage for up to 24 months (or payment of an after-tax equivalent amount in cash if it is not possible to maintain such coverage);

•	pursuant to the terms of the Semtech Executive Compensation Plan, accelerated vesting of any unvested account balance under such plan; and

•	unless otherwise provided in the applicable award, full accelerated vesting of any outstanding and unvested Company equity awards subject to only time-based vesting conditions (including any such award that was originally subject to performance-vesting conditions but as to which the applicable performance period has ended and any such award that is subject only to time-based vesting conditions following a Change in Control).

As defined in the Offer Letter, a “Change in Control Window” is the period (i) beginning on the earlier of (a) 90 days prior to a Change in Control or (b) the execution of a definitive agreement to effect a transaction that, if consummated in accordance with the proposed terms, would constitute a Change in Control (provided that the transaction with the party to the definitive agreement is actually consummated within one year following the execution of such definitive agreement and such transaction actually constitutes a Change in Control), and (ii) ending on the second anniversary of such Change in Control. If a Change in Control occurs, the term of the Offer Letter then in effect will not terminate earlier than the second anniversary of the Change in Control.

Mr. Maheswaran’s right to receive the severance benefits described above is contingent on him providing a general release of claims in favor of the Company and complying with certain restrictive covenants in favor of the Company.

The Offer Letter does not include a tax “gross-up” provision. Instead, if any payment or benefit received by Mr. Maheswaran in connection with a change in control of the Company would have been subject to an excise tax imposed on “excess parachute payments” under Sections 280G and 4999 of the U.S. Internal Revenue Code (the “Excise Tax”), such payments and benefits will either be reduced (but not below zero) as necessary to prevent Mr. Maheswaran from incurring any such Excise Tax or be paid in full (with Mr. Maheswaran paying any Excise Tax due), whichever places Mr. Maheswaran in the best after-tax position (taking into account federal, state and local income taxes and the Excise Tax).

The Offer Letter provides that, upon the occurrence of a Change in Control and unless otherwise expressly provided in an applicable award agreement, as to any then outstanding and unvested Company equity awards that are subject to performance-based vesting conditions, the number of shares or units subject to the award will be adjusted to equal the “target” number of shares or units subject to the award, and such adjusted equity award will remain subject to any time-based vesting requirements under the original terms of the award (and will be subject to any accelerated vesting with respect to time-based vesting equity awards as described above).

The foregoing summary of the Offer Letter is qualified in its entirety by the text of the Offer Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Offer, dated as of November 20, 2019, by and between the Company and Mohan Maheswaran.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMTECH CORPORATION

	By:	/s/ Emeka N. Chukwu
Date: November 22, 2019		Emeka N. Chukwu
Executive Vice President and Chief Financial Officer